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CERTIFICATE OF INCORPORATION ON CHANGE OF NAME

Company No. 7476462

The Registrar of Companies for England and Wales hereby certifies that under the Companies Act 2006:

TOWERGATE HOLDCO LIMITED

a company incorporated as private limited by shares; having its registered office situated in England/Wales; has changed its name to:

TOWERGATE INSURANCE LIMITED

Given at Companies House on **13th May 2011**

Companies House
— for the record —

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

File Copy

CERTIFICATE OF INCORPORATION
OF A
PRIVATE LIMITED COMPANY

Company No. 07476462

The Registrar of Companies for England and Wales, hereby certifies that

TOWERGATE HOLDCO LIMITED

is this day incorporated under the Companies Act 2006 as a private company, that the company is limited by shares, and the situation of its registered office is in England and Wales

Given at Companies House, Cardiff, on 22nd December 2010

N07476462N

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House

for the record

The above information was communicated by electronic means and authenticated by the Registrar of Companies under Section 1115 of the Companies Act 2006